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                                                                   EXHIBIT 10.27

                              EMPLOYMENT AGREEMENT

         Employment Agreement dated and effective as of March 24, 2003 (this "Agreement"), between NANOPHASE TECHNOLOGIES CORPORATION, a Delaware corporation (with its successors and assigns, referred to as the "Company"), and Mr. Edward
G. Ludwig, Jr. (referred to as "Executive").

                              Preliminary Statement

         The Company desires to employ Executive, and Executive wishes to be employed by the Company, upon the terms and subject to the conditions set forth in this Agreement. The Company and Executive also wish to enter into the other covenants set forth in this Agreement, all of which are related to Executive's employment with the Company. In consideration of the mutual promises and covenants stated below, Executive and the Company therefore agree as follows:

                                    Agreement

         1. Employment for Term. The Company hereby employs Executive, and Executive hereby accepts employment with the Company, beginning on March 24, 2003, and renewing automatically on an annual basis until terminated pursuant to
Section 7 below (the "Term").

         2. Position and Duties. During the Term, Executive shall serve as the Vice-President of Business Development and shall report to the Vice President of Sales & Marketing or such other person as designated by the President of the Company. During the Term, Executive shall also hold such additional positions and titles as the President or the Board of Directors of the Company (the "Board") may determine from time to time. During the Term, Executive shall devote substantially all of Executive's business time and best efforts to Executive's duties as an executive of the Company. At no time during the Term shall Executive enter into, make, agree to or propose any commitment (including, without limitation, any oral or written contract, contractual provision, agreement or representation) that in any way binds the Company, except as may be expressly authorized in writing by the President of the Company.

         3. Compensation.

         (a) Base Salary. The Company shall pay Executive a base salary, beginning on the first day of the Term and ending on the last day of the Term, of not less than $140,000 per annum, payable in equal installments on the Company's regular pay cycle for professional employees.

         (b) Bonus Payment. Executive will be eligible for bonuses for services to be performed as an employee of the Company in calendar year 2003 and subsequent years based on performance milestones agreed upon by Executive and the Vice President of Sales & Marketing of the Company and approved by the Board.

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         (c) Stock Options. Subject to the provisions of the Company's Equity
Compensation Plan (the "Plan"), and as determined by the Board in its sole discretion, Executive shall be eligible for such stock options as the Board deems appropriate.

         (d) Other and Additional Compensation. Sections 3(a) and 3(b) establish minimum salary and bonus levels for Executive during the Term, and shall not preclude the Board from awarding Executive a higher salary at any time, nor shall they preclude the Board from awarding Executive additional bonuses or other compensation in the discretion of the Board.

         4. Employee Benefits. During the Term, Executive shall be entitled to the employee benefits made available by the Company generally to all other employees of the Company, and shall be entitled to vacation in accord with the Company's vacation policy in effect from time to time.

         5. Expenses. The Company shall reimburse Executive for actual out-of-pocket expenses reasonably incurred by Executive in performing services as an employee of the Company in accord with the Company's policy for such reimbursements applicable to employees generally, and upon receipt by the Company of appropriate documentation and receipts for such expenses.

         6. Termination.

         (a) General. The Term shall end (i) immediately upon Executive's death, or (ii) upon Executive becoming disabled (within the meaning of the Americans With Disabilities Act of 1991, as amended) and unable to perform fully all essential functions of his job, with or without reasonable accommodation, for a period of 120 calendar days. Either Executive or the Company may end the Term at any time for any reason or no reason, with or without Cause, in the absolute discretion of Executive or the Board (but subject to each party's obligations under this Agreement), provided that Executive will provide the Company with at least thirty (30) days' prior written notice of Executive's resignation from Executive's position as an employee with the Company. Upon receipt of such written notice, the Company, in its sole discretion, may accelerate the effective date of the resignation to such date as the Company deems appropriate, provided that Executive shall receive the compensation required under Section 3(a) of this Agreement for a full thirty (30) day period.

         (b) Notice of Termination. If the Company ends the Term, it shall give Executive at least thirty (30) days prior written notice of the termination, including a statement of whether the termination was for "Cause" (as defined in Section 7(a) below). Upon delivery of such written notice, the Company, in its sole discretion, may accelerate the effective date of such termination to such date as the Company deems appropriate, provided that Executive shall receive the compensation required under Section 3(a) of this Agreement for a full thirty
(30) day period, The Company's failure to give notice under this Section 6(b) shall not, however, affect the validity of the Company's termination of the Term or Executive's employment, nor shall the lack of such notice entitle Executive to any rights or claims against the Company other than those arising from Executive's right to receive the compensation required under Section 3(a) of this Agreement for a full thirty (30) day period.

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         7. Severance Benefits.

         (a) "Cause" Defined. "Cause" means (i) willful or gross malfeasance or misconduct by Executive in connection with Executive's employment; (ii) Executive's gross negligence in performing any of Executive's duties under this Agreement; (iii) Executive's conviction of, or entry of a plea of guilty or nolo contendere with respect to, any felony or misdemeanor reflecting upon Executive's honesty; (iv) Executive's breach of any written policy applicable to all employees adopted by the Company concerning conflicts of interest, political contributions, standards of business conduct or fair employment practices, procedures with respect to compliance with securities laws or any similar matters, or adopted pursuant to the requirements of any government regulation; or (v) breach by Executive of any of the material terms and conditions of this Agreement.

         (b) Termination without Cause. If the Company ends the Term other than for Cause, or if the Term ends due to Executive's death or disability under
Section 6(a) of this Agreement, subject to Executive's complying with his obligations under this Agreement, (i) the Company shall pay Executive an amount equal in annual amount to Executive's base salary in effect at the time of the termination during the period (the "Severance Period") of twelve (12) full weeks after the effective date of termination, payable in proportionate amounts on the Company's regular pay cycle for professional employees and (if the last day of the Severance Period is not the last day of a pay period) on the last day of the Severance Period, and (ii) any stock options granted to Executive prior to termination shall become fully vested, and shall become exercisable (by Executive, or upon his death or disability, by his heirs, beneficiaries and personal representatives) in accordance with the applicable option grant agreement and the Plan.

         (c) Termination for Any Other Reason. If the Company ends the Term for Cause, or if Executive resigns as an employee of the Company, then the Company shall have no obligation to pay Executive any amount, whether for salary, benefits, bonuses, or other compensation or expense reimbursements of any kind, accruing after the end of the Term, and such rights shall, except as otherwise required by law (or, with respect to the options, as set forth in the Plan or the applicable option grant agreements), be forfeited immediately upon the end of the Term.

         8. Additional Covenants.

         (a) Confidentiality. Executive agrees to execute the Company's standard form of Confidential Information and Proprietary Rights Agreement (as may be in effect as of the date of this Agreement) on or before the execution of this Agreement.

         (b) "Non-Competition Period" Defined. "Non-Competition Period" means the period beginning at the end of the Term and ending two years thereafter.

         (c) Covenants of Non-Competition and Non-Solicitation. Executive acknowledges that his services pursuant to this Agreement are unique and extraordinary, that the Company relies upon Executive for the development and growth of its business and related functions, and that Executive will develop personal relationships with significant customers and suppliers of the Company and have control of confidential information concerning, and lists of customers,

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employees and contractors of the Company. For the foregoing reasons, and in consideration of the benefits available to Executive under Sections 3, 6(a) and 7(b) of this Agreement, Executive covenants and agrees that both during the Term of this Agreement and the subsequent Non-Competition Period Executive shall not, in any manner, directly or indirectly, engage in, be financially interested in, represent, render any advice or services to, or be employed by or otherwise affiliated with, any other business (conducted for profit or not for profit) which is principally or materially engaged in or is competitive with the Company's business of developing, producing, coating, refining, forming, marketing, supplying or selling nanocrystalline and ultrafine powders. For the reasons acknowledged by Executive at the beginning of this Section 8(c), Executive additionally covenants and agrees that during the Non-Competition Period, Executive shall not, directly or indirectly, whether on Executive's own behalf or in behalf of any other person or entity, in any manner (A) contact, solicit or accept the business of any person or entity that was a customer, prospective customer, supplier or contractor of the Company for the purpose of obtaining business of the type performed by the Company, or (B) contact, accept or solicit, or attempt to solicit for employment or engagement any persons who were officers or employees of the Company upon the date of termination of his employment or at any time within a 180 day period before the date of termination or to aid any person or entity in any attempt to hire or engage any such officers or employees of the Company. The foregoing restrictions shall not preclude Executive from owning not more than three percent (3%) of the voting securities of any corporation whose voting securities are registered under
Section 12(g) of the Securities Exchange Act of 1934, even if its business competes with that of the Company.

         (d) Remedies.

         (i) Injunctions. In view of Executive's access to the Company's confidential information, and in consideration of the value of such property to the Company, Executive agrees that the covenants in this Section 8 are necessary to protect the Company's interests in its proprietary information and trade secrets, and to protect and maintain customer and supplier relationships, both actual and potential, which Executive would not have had access to or involvement in but for his employment with the Company. Executive confirms that enforcement of the covenants in this Section 8 will not prevent him from earning a livelihood. Executive further agrees that in the event of his actual or threatened breach of any covenant in this Section 8, the Company would be irreparably harmed and the full extent of injury resulting therefrom would be impossible to calculate, and the Company therefore will not have an adequate remedy at law. Accordingly, Executive agrees that temporary and permanent injunctive relief are appropriate remedies against such breach, without bond or security; provided, however, that nothing herein shall be construed as limiting any other legal or equitable remedies available to the Company.

         (ii) Enforcement. Executive shall pay all costs and expenses (including, without limitation, court costs, investigation costs, expert witness and attorneys' fees) incurred by the Company in connection with its successfully enforcing its rights under this Agreement. The Company shall have the right to disclose the contents of this Agreement or to deliver a copy of it to any person or entity that the Company believes the Executive has solicited in violation of this Agreement.

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         (iii) Arbitration. No dispute arising from Executive's actual or threatened breach of any covenant in this Section 8 shall be subject to arbitration. However, any other dispute or claim arising from any other provision of this Agreement, or relating to Executive's employment (whether based on statute, ordinance, regulation, contract, tort or otherwise), shall be submitted to arbitration before a single arbitrator pursuant to the Employment Arbitration Rules of the American Arbitration Association. Any such arbitration shall be conducted in Chicago, Illinois. An arbitration award rendered under this Section 8 shall be final and binding on the parties and may be submitted to any court of competent jurisdiction for entry of a judgment thereon in accord with the Federal Arbitration Act or the Illinois Arbitration Act.

         9. Limitation On Claims. Executive agrees that he will not commence any action or suit relating to matters arising out of his employment with the Company (irrespective of whether such action or suit arises out of the provisions of this Agreement) later than six months after the first to occur of
(a) the date such claim initially arises, or (b) the date Executive's employment terminates for any reason whatsoever. Executive expressly waives any applicable statute of limitation to the contrary.

         10. Successors and Assigns.

         (a) Executive. This Agreement is a personal contract, and the rights and interests that this Agreement accords to Executive may not be sold, transferred, assigned, pledged, encumbered or hypothecated by Executive. Executive shall not have any power of anticipation, alienation or assignment of the payments contemplated by this Agreement. All rights and benefits of Executive shall be for the sole personal benefit of Executive and no other person shall acquire any right, title or interest under this Agreement by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against Executive. Except as so provided, this Agreement shall inure to the benefit of and be binding upon Executive and Executive's personal representatives, distributees and legatees.

         (b) The Company. This Agreement shall be binding upon the Company and inure to the benefit of the Company and its successors and assigns, including but not limited to any person or entity that may acquire all or substantially all the Company's assets or business or with which the Company may be consolidated or merged. This Agreement shall continue in full force and effect in the event the Company sells all or substantially all its assets, merges or consolidates, otherwise combines or affiliates with another business, dissolves and liquidates, or otherwise sells or disposes of substantially all its assets. The Company's obligations under this Agreement shall cease, however, if the successor to the Company, the purchaser or acquirer either of the Company or of all or substantially all its assets, or the entity with which the Company has affiliated, shall assume in writing the Company's obligations under this Agreement (and deliver an executed copy of such assumption to Executive), in which case such successor or purchaser, but not the Company, shall thereafter be the only party obligated to perform the obligations that remain to be performed on the part of the Company under this Agreement.

         11. Entire Agreement. This Agreement and the other agreements referenced herein represent the entire agreement between the parties concerning Executive's employment with the Company and supersede all prior negotiations, discussions, understandings and agreements,

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whether written or oral, between Executive and the Company relating to the subject matter of this Agreement.

         12. Amendment or Modification, Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing signed by Executive and by a duly authorized officer of the Company other than Executive. No waiver by any party to this Agreement of any breach by another party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

         13. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested), sent by reputable overnight courier service (charges prepaid), or by facsimile to the recipient at the address below indicated:

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To the Company:                 Nanophase Technologies Corporation
                                1319 Marquette Drive
                                Romeoville, IL 60446
                                Attn:  Chief Executive Officer
                                Facsimile: (630) 771-0825
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To Executive:                   Mr. Edward A. Ludwig, Jr.
                                931 Arlington Drive
                                Iowa City, IA 52245
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or such other address or facsimile number, or to the attention of such other person as the recipient shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so personally delivered, or one day after deposit, if sent by courier, when confirmed received if sent by facsimile, or if mailed, five days after deposit in the U.S. first-class mail, postage prepaid.

         14. Severability. If any provision of this Agreement shall be determined by any Court of competent jurisdiction to be unenforceable to any extent, the remainder of this Agreement shall not be affected, but shall remain in full force and effect. If any provision of this Agreement containing restrictions is held to cover an area or to be for a length of time that is unreasonable or in any other way is construed to be invalid, such provision shall not be determined to be entirely of no effect; instead, it is the intention and desire of both the Company and Executive that any court of competent jurisdiction shall interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and such other constraints or conditions as shall be enforceable under the applicable law.

         15. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

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         16. Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience of reference, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

         17. Withholding Taxes. All salary, benefits, reimbursements and any other payments to Executive under this Agreement shall be subject to all applicable payroll and withholding taxes and deductions required by any law, rule or regulation of any federal, state or local authority.

         18. Applicable Law: Jurisdiction. The laws of the State of Illinois shall govern the interpretation of the terms of this Agreement, without reference to rules relating to conflicts of law.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

                                           Nanophase Technologies Corporation

                                           By:     /s/    Joseph Cross
                                                 -------------------------------
                                           Its:   Chief Executive Officer

                                             /s/ Edward G. Ludwig, Jr.
                                           --------------------------------
                                                 Edward G. Ludwig, Jr.